Exhibit 10.3

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is made and entered into as of July 16, 2019 (the “Effective Date”), by and among Arvinas Operations, Inc., a Delaware corporation (“Arvinas”), Bayer CropScience LP, a Delaware limited partnership (“Bayer”), and Protag LLC, a Delaware limited liability company (“Company”) (Arvinas and Bayer, collectively with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, the Parties entered into that certain Commitment Agreement, dated as of June 3, 2019 (as amended, restated and/or otherwise modified from time to time, the “Commitment Agreement”), pursuant to which the parties thereto have agreed to take certain actions in connection with the formation, funding and operation of the Company; and

WHEREAS, as a condition to the Closing (as defined in the Commitment Agreement), the Parties are required to enter into this Agreement, pursuant to which the Company will provide certain procedures for, and preferential rights relating to, the Transfer of certain Company Products Researched, Developed and Commercialized by the Company to Bayer.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

The following terms will have the following meanings:

1.1Certain Definitions.  For purposes of this Agreement, the following terms will have the meanings set forth in this Article I.  Any capitalized term used but not defined herein will have the meanings set forth in that certain Amended and Restated Limited Liability Agreement of the Company dated as of July 16, 2019 (as amended, restated and/or otherwise modified from time to time, the “LLC Agreement”), or the Commitment Agreement.

“Applicable Field” means the sub-field of the Field in which a Company Product will be and is Researched, Developed, Manufactured, used and Commercialized by or on behalf of Company or any of its Affiliates.

“Applicable Managers” means: (a) if Bayer is a Bidding Party, a majority of the Managers other than the Bidding Party Managers (in which case the Bidding Party Managers will be deemed Conflicted Managers for purposes of the applicable Product Transfer); provided, however, that the Bidding Party Managers will no longer be deemed Conflicted Managers (and the Bidding Party will thereafter be deemed a Non-Bidding Party) following the Bidding Party’s Formal Withdrawal with respect to such Product Transfer; or (b) if Bayer is a Non-Bidding Party, a majority of all of the Managers (including the Requisite Approval if required by the LLC Agreement).

“Baseball Arbitration” means the arbitration procedures for resolving a dispute as provided for in Exhibit A.

“Bid” means a Solicited Bid or an Unsolicited Bid, as applicable. A Bid will also include any amended Bid provided by a Person from time to time.

“Bidding Party” means Bayer if it or one of its Affiliates has provided a Bid for a Company Product; provided, however, that Bayer will no longer be considered a Bidding Party following its delivery of a Formal Withdrawal.

“Bidding Party Managers” means the Managers designated by the Bidding Party.

“Bidding Process” means the bidding process for a Product Transfer as contemplated by Section 2.6.

“Field” means any and all agricultural purposes.

“[**] Candidate” means a Company Product that is a Second Stage Product.

“Formal Withdrawal” means, with respect to a Product Transfer, written notification to the Company and Arvinas signed by an authorized Representative of the Bidding Party which certifies that the Bidding Party no longer has any intent to participate in such Product Transfer process and withdraws from such Product Transfer process in its entirety.

“Investor” means each of Arvinas and Bayer.

“Last Matching Right” means the right of Bayer to submit to the Company a final Bid, which Bid shall be binding upon Bayer, within [**] after the receipt by Bayer of the Superior Bid Notice. [**].

“Licensed Field” means all or a sub-field of the Applicable Field for a specific Company Product in which such Company Product will be Researched and Developed (if applicable based on the stage of the Company Product at the time the corresponding Product Transfer Agreement is executed), Manufactured, used and/or Commercialized by the Product Transferee under such Product Transfer Agreement.

“Non-Bidding Party” means Bayer if it has not provided a Bid for a Company Product.

“Product Rights” means Bayer’s preferential rights with respect to Product Transfers of Company Products as provided for in this Agreement.

“Product Transfer” means a transaction pursuant to which a Company Product is (or would be) Transferred to a Person (other than to the Company or to a Company Subsidiary).

“Product Transfer Agreement” means the agreement between the Company and a Product Transferee to effect a Product Transfer.

“Product Transferee” means the Person that is the counterparty to a Product Transfer Agreement (other than the Company or a Company Subsidiary, as applicable).

“Relevant Experience” means experience with valuing agricultural products and licensing transactions involving agricultural products, which may include experience relevant to the determination of risks and costs associated with the Research, Development and Commercialization of agricultural products.

“ROFN Triggering Event” means (a) a Transfer Determination, or (b) the receipt of an Unsolicited Bid from a Third Party that is determined to be a Qualifying Offer pursuant to Section 2.4.

“Solicited Bid” means a bid (a) by a Person in connection with a Bidding Process for a Product, or (b) by Bayer pursuant to the exercise of Bayer’s rights under Section 2.5.

“Superior Bid” means the Bid for a Company Product that provides the most advantageous terms to the Company as determined by the Applicable Managers.

“Superior Bid Notice” means a written notice of the determination of the Superior Bid for a Company Product, together with the material terms of such Superior Bid.

“Third Party” means any Person other than the Company, an Investor or any Affiliate of the Company or such Investor.

“Transfer” means a license of the exclusive right to Research, Develop, Manufacture, use and/or Commercialize, as applicable, a Company Product.

“Transfer Determination” means a decision by the Board to begin a Bidding Process with respect to a Company Product.

“Unsolicited Bid” means a bid for a Company Product that is not a Solicited Bid.

“Valuation Firm” means a reputable investment banking firm (or a Person with expertise in providing valuations) with the Relevant Experience to the extent reasonably practicable. The Valuation Firm will be selected by the Applicable Managers and is required to be independent from any Party and/or any of its Affiliates unless otherwise approved by the Board (including the Requisite Approval).

“Winning Bid” means the Superior Bid for a Product Transfer that is finally determined to be accepted by the Applicable Managers.

The following terms will have the meanings defined in the Section or Exhibit indicated. Unless otherwise noted, the indicated Section or Exhibit refers to the appropriate Section or Exhibit of this Agreement.

Agreement	Introduction
Antitrust Authority	Exhibit B
Antitrust Approval	Exhibit B
Antitrust Condition	Exhibit B
Antitrust Filing	Exhibit B
Antitrust Law	Exhibit B
Arvinas	Introduction
Baseball Expert	Exhibit A
Bayer	Introduction
Bayer Solicited Bid Notice	Section 2.5(b)
Bayer Unsolicited Bid Notice	Section 2.3
Bid Package	Section 2.5(a)
Commitment Agreement	Introduction
Company	Introduction

Company Product	Section 1.21 of the Arvinas IP Contribution Agreement and the Bayer IP Contribution Agreement
Counterparty	Exhibit B
Effective Date	Introduction
Exclusive Field	Section 2.8
[**] Candidate Notice	Section 2.1(a)
Filing Party	Exhibit B
FMV	Section 2.5(b)(i)(A)
FMV Bid Period	Section 2.5(b)(i)(A)
FMV Report	Section 2.5(b)(i)(A)
JAMS	Exhibit A
LLC Agreement	Introduction
LM Superior Bid	Section 2.5(b)(i)(A)
Minimum Offer Terms	Section 2.2
Party or Parties	Introduction
Product Closing	Section 2.7
QOFMV	Section 2.5(b)(i)(A)
Qualifying Offer	Section 2.2
Required FMV Terms	Section 2.5(b)(i)(A)
Revised FMV Bid	Section 2.5(b)(i)(A)
ROFN Period	Section 2.5(b)
ROFN Trigger Notice	Section 2.5(a)
Second Stage Product	Section 1.1 of the Commitment Agreement
Submission Date	Section 2.6(a)
Term	Section 1.01 of the LLC Agreement
Third Party Valuation	Section 2.5(b)(i)(A)
Transfer Determination	Section 2.1(a)
Winning Bidder	Section 2.7

Article II

2.1Determination of [**] Candidate and Timing of Product Transfers.

(a)On a Company Product-by-Company Product basis, the Company will promptly (and, in any event, within [**]) notify the Board of any Company Product that the Company reasonably believes is a [**] Candidate.  In connection with such notification, the Company will provide the Board with a complete set of supporting data related to such Company Product that the Company has identified as a potential [**] Candidate.  The Board will determine whether the Company Product is a [**] Candidate.  If the Board determines that such Company Product is not a [**] Candidate, then the Company will continue to conduct additional Research and Development activities with respect to such Company Product.  If the Board determines that such Company Product is a [**] Candidate, the Board will promptly (and in any event, within [**]) provide a written notice to the Investors that such Company Product is a [**] Candidate (a “[**] Candidate Notice”).  The [**] Candidate Notice will include whether (i) the Board has determined to continue Research, Development and Commercialization of such Company Product, or (ii) whether the Board has made a Transfer Determination with respect to such Company Product and therefore such Company Product will be subject to the Product Rights (and therefore such [**] Candidate Notice will also be a ROFN Trigger Notice).  If the Board has provided a [**] Candidate Notice in which the Board had determined to continue Research, Development and Commercialization of such Company Product, and the Board subsequently makes a Transfer Determination with respect to such Company Product, the Company will provide the Investors with a ROFN Trigger Notice.

(b)Notwithstanding the foregoing, the Board will from time to time discuss and consider the appropriate timing of potential Product Transfers to optimize the aggregate return on investment for the Members in their capacities as such, and whether to make a Transfer Determination with respect to a Company Product.  Without limiting the foregoing, the Board will discuss and consider a potential Product Transfer as promptly as possible in anticipation of and following: (i) the achievement of [**] Candidate status of a Company Product (or earlier at the discretion of the Board); and (ii) an Unsolicited Bid from any Person for such Company Product.  If the Board makes a Transfer Determination with respect to a Company Product, the Company will provide the Investors with a ROFN Trigger Notice.

2.2Minimum Offer Terms; Qualifying Offers.  Bayer agrees to only make Bids in good faith and all Bids will be in writing addressed to the Company. To the extent reasonably practicable prior to any Solicited Bid (or, with the approval of the Applicable Managers, following any Unsolicited Bid), the Company will provide Bayer with the Company’s current, minimum offer terms with respect to a potential Product Transfer (“Minimum Offer Terms”), [**].  A Bid from Bayer or a Third Party which is made in good faith and meets the Minimum Offer Terms, if applicable, in all material respects will be a “Qualifying Offer”.  If there is any dispute with respect to whether a Bid from Bayer is a Qualifying Offer, such dispute will be escalated in accordance with the procedures set forth in Section 8.14 of the LLC Agreement; provided, that if such dispute results in a Deadlock Matter, it will be referred to Baseball Arbitration.

2.3Unsolicited Bids by Bayer.  If Bayer wishes to make an Unsolicited Bid, Bayer will deliver to the Company a Bid for such Company Product which will include the material terms of the applicable Product Transfer (a “Bayer Unsolicited Bid Notice”).  If the Company has provided Minimum Offer Terms to Bayer with respect to such Company Product, such Unsolicited Bid shall include a certification letter signed by an authorized Representative of Bayer that certifies that such Unsolicited Bid is a Qualifying Offer for such Company Product.  Following receipt of such Bayer Unsolicited Bid Notice, the Company will promptly (and in any event, within [**]) provide Arvinas with notice of such Bayer Unsolicited Bid Notice.

(a)If the Bayer Unsolicited Bid Notice is delivered following the receipt of a [**] Candidate Notice in which the Board had determined not to begin a Bidding Process with respect to such Company Product, the Applicable Managers will have the sole discretion to (i) negotiate the terms of such Product Transfer with Bayer [**], (ii) accept the Unsolicited Bid, and/or (iii) begin a Bidding Process which will provide Bayer with a Last Matching Right for such Bidding Process so long as Bayer had not otherwise provided a Formal Withdrawal with respect to such Product Transfer.

(b)If the Bayer Unsolicited Bid Notice is delivered with respect to a Company Product that has not been determined to be at least a [**] Candidate based on its Development stage, the Applicable Managers will have the sole discretion to (i) negotiate the terms of such Product Transfer with Bayer [**], (ii) accept or reject the Unsolicited Bid of Bayer, (iii) begin a Bidding Process (which will provide Bayer with a Last Matching Right for such Bidding Process so long as Bayer had not otherwise provided a Formal Withdrawal with respect to such Product Transfer, and/or (iv) take no action with respect to such Unsolicited Bid from Bayer.

(c)Notwithstanding anything to the contrary contained in the LLC Agreement, only the approval of the Applicable Managers will be required for the Company to undertake any such Product Transfer, and if Bayer is a Bidding Party, neither Bayer’s nor the Bidding Party Managers approval, vote or consent will not be required for any Member or Board approval required for such Product Transfer (including the Requisite Majority and the Requisite Approval).

2.4Unsolicited Bids by a Third Party.  If a Third Party makes an Unsolicited Bid, the Company will promptly (and in any event, within [**]) provide the Managers and the Investors with written notice of such Unsolicited Bid including all documents, data, and information related to the Unsolicited Bid received by the Third Party in tangible form.  As promptly as practicable thereafter, the Board (with the Requisite Approval if required to effect such Product Transfer under Section 8.12 of the LLC Agreement) will determine whether (a) such Bid is a Qualifying Offer for such Company Product, or (b) to reject the Bid of such Third Party. If such Bid is determined to be a Qualifying Offer, the Company will provide the Managers and Investors with a ROFN Trigger Notice.

2.5Right of First Negotiation.

(a)Within [**] of a ROFN Triggering Event, the Company will provide the Managers and Investors a notice of such ROFN Triggering Event (a “ROFN Trigger Notice”), which will include data and information reasonably necessary for Bayer to evaluate the advisability of, and the preparation of, a Qualifying Offer for such Company Product (collectively, such terms, data and information for such Company Product, the “Bid Package”).  Following the Company’s delivery of a Bid Package to the Investors, an Investor may request in writing that the Company provide specific, additional background information and data (although not including raw data) to further clarify the contents of the Bid Package, which information and data the Company will promptly make available to the Investors to the extent that such request is commercially reasonable and to the extent and in such form as such information and data are in the Company’s possession and control.  The Company and the Company Subsidiaries will not have any obligation to conduct any additional studies or undertake any further analysis of any data or information in accordance with the preceding sentence.

(b)During the period starting on the date of delivery of the Bid Package for a Company Product and ending [**] following such delivery date (the “ROFN Period”), Bayer will have the exclusive right to review the Bid Package to make a Bid for such Company Product and to submit a Qualifying Offer for such Company Product, and the Company will not solicit Bids from a Third Party.  Without limiting the foregoing and for the avoidance of doubt, in the event an Unsolicited Bid from a Third Party is the ROFN Triggering Event, the Company will not negotiate such Unsolicited Bid with such Third Party or solicit additional Bids from other Third Parties during the ROFN Period. To exercise such right for a Company Product during the ROFN Period, Bayer will be required to provide to the Company (prior to the expiration of the ROFN Period for such Company Product) a Bid for such Company Product which will include the material terms of the applicable Product Transfer (a “Bayer Solicited Bid Notice”).  The timing of the ROFN Period for a Company Product may be delayed until a mutually agreed, subsequent time period with the written consent of all Parties prior to the start of such ROFN Period.

(i)If Bayer delivers a Bayer Solicited Bid Notice for such Company Product to the Company during the applicable ROFN Period for such Company Product, Bayer will be considered a Bidding Party.  The Company will promptly deliver such Bayer Solicited Bid Notice to Arvinas. Notwithstanding anything to the contrary contained in the LLC Agreement, only the approval of the Applicable Managers will be required for the Company to undertake any Product Transfer for such Company Product, and the Bidding Party’s and the Bidding Party Manager’s approval, vote or consent will not be required for any Member or Board approval required for such Product Transfer (including the Requisite Majority and the Requisite Approval). Subject to compliance with the remainder of this Section 2.5(b)(i), the Applicable Managers will determine in good faith whether Bayer’s Bid in such Bayer Solicited Bid Notice is a Qualifying Offer for such Company Product.

(A)If such Bid is a Qualifying Offer, then the Applicable Managers may, in their discretion, (1) negotiate the terms of such Product Transfer with Bayer, (2) accept or reject such Bid, (3) begin a Bidding Process as provided for in Section 2.6 (which will provide Bayer with a Last Matching Right for such Bidding Process so long as Bayer had not provided a Formal Withdrawal with respect to such Product Transfer), and/or (4) in the event the ROFN Triggering Event is an Unsolicited Bid from a Third Party which is a Qualifying Offer, accept such Third Party Unsolicited Bid (which will provide Bayer with a Last Matching Right for such Third Party Unsolicited Bid so long as Bayer had not provided a Formal Withdrawal with respect to such Product Transfer).  If the Applicable Managers determine to accept Bayer’s Bid or negotiate the terms of such Product Transfer with Bayer, and the Applicable Managers are unable to agree to the terms of such Product Transfer within [**] following the Company’s receipt of such Bayer Solicited Bid Notice, then the Company may, at the instruction of the Applicable Managers, seek an independent valuation of such Company Product from a Valuation Firm (a “Third Party Valuation”) to determine the fair market value of such Company Product (assuming the Minimum Offer Terms for such Product Transfer, as adjusted by the terms in such Qualifying Offer that the Applicable Managers have accepted in principle) (the “FMV”) and the fair market value of such Qualifying Offer (“QOFMV”).  The Valuation Firm will prepare and deliver to the Company a written report which provides the FMV and QOFMV for such Company Product, with reasonable supporting detail (the “FMV Report”), within [**] of its engagement by the Company for such Third Party Valuation. The FMV Report will be delivered to the Investors and the Applicable Managers within [**] of the Company’s receipt thereof. If the FMV is determined to be higher than the QOFMV for such Company Product, Bayer will have a right to provide a revised Bid, which will be binding upon Bayer, to the Company (the “Revised FMV Bid”) that includes terms that provide for [**] (the “Required FMV Terms”).  Such right to provide a revised Bid is required to be exercised by Bayer by submitting a Revised FMV Bid to the Company within [**] of delivery of the FMV Report to Bayer (the “FMV Bid Period”). If there is any dispute with respect to whether such Revised FMV Bid satisfies such Required FMV Terms, such dispute will be referred to Baseball Arbitration.  If the ROFN Triggering Event is an Unsolicited Bid from a Third Party and the Applicable Managers determine to accept such Unsolicited Bid from such Third Party, the Company will provide Bayer a Superior Bid Notice and Bayer may exercise its Last Matching Right with respect to such Product Transfer, and, if properly exercised, Bayer’s revised Bid, which will be binding upon Bayer, will thereafter be the Superior Bid (the “LM Superior Bid”).  If there is any dispute with respect to whether Bayer’s revised bid is the Superior Bid, such dispute will be referred to Baseball Arbitration.  The Superior Bid will be (1) such Qualifying Offer if the Company does not seek a Third Party Valuation or the QOFMV is determined to be higher than the FMV, (2) the Revised FMV Bid if it satisfies the Required FMV Terms, (3) any Bid agreed to by Bayer and approved by the Applicable Managers, or (4) the LM Superior Bid.  There will be no Superior Bid if, as applicable: (1) Bayer does not provide a Revised FMV Bid during the FMV Bid Period or the Revised FMV Bid does not satisfy the Required FMV Terms, and thereafter the Company may take any action with respect to such Company Product free and clear of any Product Rights; provided, however, that Bayer will maintain its Last Matching Rights for such Company Product; or (2) Bayer does not properly exercise any applicable Last Matching Rights in the [**] period or Bayer’s revised Bid is not the Superior Bid and thereafter the Company may take any action with respect to such Company Product free and clear of any Product Rights; [**].

(B)If such Bid is not a Qualifying Offer, then the Applicable Managers may, in their sole discretion, take any of the following actions with respect to such Company Product: (1) accept or reject such Bid; (2) negotiate the terms of such Product Transfer with Bayer; (3) begin a Bidding Process as provided for in Section 2.6 (which will provide Bayer with a Last Matching Right for such Bidding Process so long as Bayer had not provided a Formal Withdrawal with respect to such Product Transfer and such Bid was made by Bayer in good faith); or (4) have the Company continue to further Research, Develop and Commercialize the applicable Company Product free and clear of any Product Rights; [**].

(ii)If Bayer does not deliver a Bayer Solicited Bid Notice for such Company Product to the Company during the ROFN Period or Bayer otherwise provides written notice to the Company that it does not intend to make a Bid for such Company Product, the Company may take any action with respect to such Company Product free and clear of any Product Rights; [**].

2.6Bidding Process.

(a)If a Bidding Process for a Company Product is to be initiated by the Company as provided for in Section 2.1(a)(ii), Section 2.3(a)(iii), Section 2.3(b)(iii), Section 2.5(b)(i)(A) and Section 2.5(b)(ii)(B), the Applicable Managers will identify the appropriate Third Parties from whom to solicit Bids, and may engage an investment banker to assist with identifying bidders and the Bidding Process generally, in each case with the goal of including as many bidders that are reasonably capable of providing Qualifying Offers in the Bidding Process as reasonably practicable. The Company will take such commercially reasonable efforts to ensure that the Bidding Process is robust and that identified Third Party bidders participate in such Bidding Process.  The Applicable Managers will determine in their reasonable discretion the timing and process for the solicitation of Bids for the Company Product from Third Parties (and Bayer, as applicable), [**].  A copy of each Qualifying Offer received from any bidder will be promptly delivered to the Applicable Managers upon receipt by the Company.  Upon receipt of all Qualifying Offers or on the expiration of the applicable submission time for the Bidding Process (the “Submission Date”), the Applicable Managers will evaluate the Qualifying Offers and determine which is the Superior Bid and the Winning Bid, if any.

(b)If no Qualifying Offers are submitted to the Company and outstanding as of the Submission Date with respect to such Company Product, the Applicable Managers will terminate the Bidding Process and the Board will determine appropriate next steps with respect to such Company Product (unless otherwise agreed by the Board with the Requisite Approval).

(c)If more than one Qualifying Offer is submitted to the Company and outstanding as of the Submission Date with respect to such Company Product (and one such Qualifying Offer is submitted by Bayer or one of its Affiliates), if Bayer’s Qualifying Offer is not determined to be the Superior Bid and (i) Bayer has a Last Matching Right with respect to such Product Transfer, then the Company will provide Bayer the Superior Bid Notice and Bayer may exercise its Last Matching Right as provided for herein with respect to such Product Transfer, and, if properly exercised, Bayer’s revised Bid will thereafter be the LM Superior Bid, or (ii) otherwise (including if Bayer does not properly exercise any applicable Last Matching Right in the [**] period), Bayer will have no further rights to make a revised Bid; [**].

(d)If the only Qualifying Offer submitted to the Company and outstanding with respect to such Company Product is from Bayer or one of its Affiliates as of (i) the Submission Date, or (ii) [**] following the submission of a Bayer Unsolicited Bid Notice or a Bayer Solicited Bid Notice, as applicable (if a Bidding Process was initiated pursuant to Section 2.1(a)(ii), Section 2.3(a)(iii) or Section 2.5(b)(i)(A) for a Company Product that is at least a Field Candidate based on its Development stage), then the Company may, at the instruction of the Applicable Managers, seek a Third Party Valuation to determine the FMV and the QOFMV.  The Valuation Firm will prepare and deliver to the Company a FMV Report within [**] of its engagement by the Company for such Third Party Valuation. The FMV Report will be delivered to the Investors and the Applicable Managers within [**] of the Company’s receipt thereof.  If the FMV is determined to be higher than the QOFMV for such Company Product, Bayer will have a right to provide a Revised FMV Bid that includes the Required FMV Terms.  Such right to provide a revised Bid is required to be exercised by Bayer submitting a Revised FMV Bid to the Company within the FMV Bid Period.  If there is any dispute with respect to whether such Revised FMV Bid satisfies such Required FMV Terms, such dispute will be referred to Baseball Arbitration.  The Superior Bid will be (i) such Qualifying Offer if the Company does not seek a Third Party Valuation or the QOFMV is determined to be higher than the FMV, or (ii) the Revised FMV Bid if it satisfies the Required FMV Terms.  Notwithstanding the foregoing, there will be no Superior Bid if Bayer does not provide a Revised FMV Bid during the FMV Bid Period or the Revised FMV Bid does not satisfy the Required FMV Terms, in which case the Applicable Managers will terminate the Bidding Process and the Board will determine appropriate next steps with respect to such Company Product, [**]; provided, however, that Bayer will maintain its Last Matching Rights for such Company Product.

(e)If at least one Qualifying Offer is submitted to the Company and outstanding as of the Submission Date with respect to such Company Product (and no such Qualifying Offer is submitted by Bayer or one or one of its Affiliates), then the Superior Bid will be determined by the Board (including the Requisite Approval), and the Company will provide Bayer the Superior Bid Notice (which will provide Bayer with a Last Matching Right for such Bidding Process so long as Bayer had not provided a Formal Withdrawal with respect to such Product Transfer) and (i) Bayer may exercise its Last Matching Right with respect to such Product Transfer, and, if properly exercised, Bayer’s revised Bid will thereafter be the LM Superior Bid or (ii) otherwise (including if Bayer does not properly exercise any Last Matching Right in the [**] period), Bayer will have no further rights to make a Bid; [**].

(f)The Company may accept the Superior Bid in a Bidding Process as the Winning Bid, but acceptance will not be required; provided, however, that the Company must accept an LM Superior Bid submitted by Bayer or one of its Affiliates or a Superior Bid submitted by Bayer or one of its Affiliates pursuant to Section 2.6(d).  Any acceptance of a Superior Bid hereunder will not be a breach of fiduciary duties so long as such Superior Bid is a Qualifying Offer (and in no event if the Winning Bid is from Bayer or one of its Affiliates) and no rejection of a Superior Bid hereunder will be a breach of fiduciary duties if such Superior Bid is not a Qualifying Offer.

(g)Following the acceptance of a Superior Bid (or the LM Superior Bid) as the Winning Bid, the Company will provide written notice of such Winning Bid to the Investors within [**] of acceptance.

2.7Winning Bid.  The Company will close the Product Transfer (the “Product Closing”) with Bayer or the Third Party providing the Winning Bid (the “Winning Bidder”) as soon as practicable (a) following the determination of the Winning Bid or (b) following the satisfaction of the Antitrust Condition (if applicable to such Product Transfer) and any other approvals of any Governmental Authority applicable to such Product Transfer. The Winning Bidder and the Company will enter into a Product Transfer Agreement substantially on the terms as set forth in the Winning Bid, [**].  At the Product Closing, each Investor not a party to such transaction will use reasonable best efforts to assist the Company in completing such Product Transfer, including to require its designated Managers to approve such Product Transfer and any related transactions (if such approval is required).  In connection with any such Product Transfer, the Company and each Investor, as applicable, will comply with the covenants set forth in Exhibit B. If the Antitrust Condition is not satisfied, the Board will determine in its discretion the process for effecting an alternative transaction with respect to the applicable Product Transfer.

2.8Effect of Product Transfer. If a Winning Bidder successfully effects a Product Closing, such Winning Bidder will, from and after the date of consummation of such Product Transfer, have the exclusive right to Research, Develop, Manufacture, use and/or Commercialize, as applicable, the applicable Company Product in its Licensed Field (with respect to such Company Product, an “Exclusive Field”), subject to and in accordance with the terms and conditions of the corresponding Product Transfer Agreement.  [**].

2.9Quorum; Approvals.  Notwithstanding anything to the contrary set forth in the LLC Agreement and as except as expressly provided for herein, (a) a majority of the Applicable Managers will constitute a quorum for the transaction of business of the Board as provided for herein and (b) the Board (and Applicable Managers) will act by vote (or written consent) of at least a majority of the Applicable Managers then in office on any matter under consideration by the Board (or Applicable Managers) as provided for herein.

Article III
TERM; TERMINATION

3.1Agreement Term; Termination. This Agreement is effective as of the Effective Date and will terminate at the earliest to occur of (a) the end of the Term, (b) the Initial Public Offering, (c) a Change of Control, and (d) only with respect to Bayer’s Last Matching Rights, Bayer and/or its Affiliates ceasing to hold at least 30% of the fully-diluted equity securities in the Company (or a successor thereto).

3.2Consequences of Expiration or Termination of the Agreement.

(a)If this Agreement terminates in accordance with Section 3.1, the Parties will no longer have any rights hereunder, including the Product Rights and the Last Matching Rights, and the rights hereunder shall not apply to any Transfer contemplated by Article VI of the Commitment Agreement.

(b)The following provisions of this Agreement will survive any termination of this Agreement: Section 3.2, Article IV and Article V.

Article IV
CONFIDENTIALITY

4.1Confidentiality. All information provided to an Investor under this Agreement will be governed by the confidentiality provisions specified in Section 11.01 of the LLC Agreement, and such terms are hereby incorporated by reference.  For the avoidance of doubt, the terms, status and existence of any Bid or the Bidding Process will be considered Confidential Information of the Company.

Article V
GENERAL PROVISIONS

5.1Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder will be in writing and will be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 5.1):

If to the Company:	c/o Arvinas, Inc.
5 Science Park
395 Winchester Avenue
New Haven, CT 06511
Attention: Legal Department

with a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Robert Puopolo; Jason Breen
Email: rpuopolo@goodwinlaw.com;
jbreen@goodwinlaw.com

If to Bayer:	Bayer CropScience LP
c/o Bayer AG
Law, Patents & Compliance / M&A
Kaiser-Wilhelm-Allee, Building 20
51373 Leverkusen
Attention: Dr. Christian Bank
Email: christian.bank@bayer.com

with a copy to:	Orrick, Herrington & Sutcliffe LLP
1000 Marsh Rd
Menlo Park, CA 94025
Attention: Matthew Gemello
Email: mgemello@orrick.com

If to Arvinas:	c/o Arvinas, Inc.
5 Science Park
395 Winchester Avenue
New Haven, CT 06511
Attention: Legal Department

with a copy to:	Goodwin Procter LLP
100 Northern Avenue

Boston, MA 02210
Attention: Robert Puopolo; Jason Breen
Email: rpuopolo@goodwinlaw.com; jbreen@goodwinlaw.com

5.2Successors and Assigns.  Other than an assignment of this Agreement in connection with a Permitted COC Transfer (for which non written consent will be required), neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by a Party without the prior written consent of (a) in the case of an Investor, the other Investor and the Company, or (b) in the case of the Company, both Investors; provided, however, that an Investor may assign this Agreement to any of its Affiliate upon providing prior written notice to the Company and the other Investor (provided, that such Investor remains primarily liable for all obligations of such Affiliate following such assignment).  Subject to the prior sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and assigns.

5.3Severability.  If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5.4Fees and Expenses.  Except as otherwise expressly provided for herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.

5.5Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.  Except as expressly set forth herein, the Parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, will be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts will have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of Delaware.  Each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Service of process, summons, notice or other document by registered mail to the address set forth in Section 5.1 will be effective service of process for any suit, action or other proceeding brought in any such court. Each Party hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

5.6Amendment.  No provision of this Agreement may be amended or modified, or compliance otherwise waived, except by a writing executed by the Parties.

5.7Extension; Waiver.  The failure of any Party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, will not be a waiver of such Party’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, will constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.  Any agreement on the party of a Party to any extension or waiver will be valid only if set forth in a written instrument signed on behalf of the Party against which such waiver or extension is to be enforced.  Waiver of any term or condition of this Agreement by a Party will not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such Party, or a waiver of any other term or condition of this Agreement by such Party.

5.8No Agreement Until Executed.  Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement will not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the Parties unless and until this Agreement is executed and delivered by the Parties.

5.9Equitable Remedies.  Each Party acknowledges that a breach or threatened breach by such Party of any of its obligations under this Agreement would give rise to irreparable harm to the other Parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, each of the other Parties will, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

5.10Remedies Cumulative.  The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

5.11Entire Agreement.

(a)This Agreement, together with all related Exhibits, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(b)In the event of an inconsistency or conflict between the provisions of this Agreement and any provision of another Transaction Document or LLC Agreement with respect to the subject matter of such Transaction Document or LLC Agreement, the Applicable Managers will attempt to resolve such conflict in its sole discretion.

5.12Interpretation.  For purposes of this Agreement:  (a) the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (d) the words “will” and “shall” are to be interpreted as having the same meaning.  The definitions given for any defined terms in this Agreement will apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  Unless the context otherwise requires, references herein:  (x) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.  The Exhibits referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.  The word “dollar” or symbol “$” refer to the lawful currency of the United States of America. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement in accordance herewith.

5.13Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of Electronic Transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5.14Dispute Resolution. Without limitation of the choice of law and jurisdiction of Section 5.5, except as expressly provided for herein (including disputes to be resolved using Baseball Arbitration), the Parties hereby agree that controversies or claims arising out of or relating to this Agreement, or the interpretation, performance, breach, termination or validity thereof, will be escalated in accordance with the escalation procedure set forth in Section 8.14 of the LLC Agreement (mutatis mutandis); provided, however, if such dispute is not resolved within the [**] period set forth therein, then such dispute will resolved in accordance with Section 5.5.

5.15Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party hereby agrees to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

5.16No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or will confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Option Agreement as of the date first set forth above.

COMPANY:	PROTAG LLC

	By:	/s/ Sean Cassidy
	Name:	Sean Cassidy
	Title:	Authorized Signatory

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ARVINAS:	ARVINAS OPERATIONS, INC.

	By:	/s/ Sean Cassidy
	Name:	Sean Cassidy
	Title:	CFO & Treasurer

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BAYER:	BAYER CROPSCIENCE LP

	By:	/s/ Brian Branca
	Name:	Brian Branca
	Title:	Treasurer

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